                                    EXHIBIT 5

                               NORMAN T. REYNOLDS
                                 ATTORNEY AT LAW
                                    MEDIATOR
                          909 FANNIN STREET, SUITE 1600
                             POST OFFICE BOX 131326
                            HOUSTON, TEXAS 77219-1326
                            TELEPHONE: (713) 754-6250
                           TELECOPIER: (713) 651-1132
                        E MAIL: 76125.722@COMPUSERVE.COM

                                  July 31, 1997                       EXHIBIT 5

Alaska Apollo Resources Inc.
131 Prosperous Place
Suite 17-A
Lexington, Kentucky 40509-1844

         Re:      Form S-8 Registration Statement; Commission File No. 0-12185

Gentlemen:

         I have acted as counsel for Alaska Apollo Resources Inc. (the "Company") in connection with the registration by the Company of 268,192 shares of its common stock, without par value per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

         In connection therewith, I have examined, among other things, the Memorandum and Articles of Association, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

         Based upon and subject to the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

         2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Norman T. Reynolds

                                                 Norman T. Reynolds

                          ALASKA APOLLO RESOURCES INC.
                DOCUMENTS CONSTITUTING A SECTION 10(a) PROSPECTUS
                  PURSUANT TO A FORM S-8 REGISTRATION STATEMENT
                               FILED JULY 31, 1997

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Alaska Apollo Resources Inc. (the "Company") with the Securities and Exchange Commission on July 31, 1997, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

         1.  General Plan Information.
             -------------------------

                           (a) The following letter agreement (the "Letter
Agreement") between the Company and Norman T. Reynolds, Esq. (the "Participant") with respect to the payment of fees and expenses and the shares of the Company's common stock, without par value per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participant in payment of his fees and expenses and expenses is more fully described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes:

                                     Fees and             Price per                     Number of
           Name                      Expenses               Share                         Shares
           ----                      --------               -----                         ------
Norman T. Reynolds                 $72,345.91.00            $0.50                        144,692
                                   -------------                                         -------
Total                              $72,345.91.00                                         144,692
                                   -------------                                         -------

                           (b) In addition to the Plan Participant described in
Paragraph 1(a) above, various officers, directors and employees of the Company are also Plan Participants. Pursuant to resolutions passed by the Board of Directors of the Company, these persons have been granted bonuses to be payable in Securities of the Company, at a price per share equal to $0.50, in the following amounts:

           Name of Employee                     Number of Shares
           ----------------                     ----------------

         William S. Daugherty                          25,000
         William G. Barr III                           25,000
         D. Michael Wallen                             25,000
         Terry D. Fields                               10,000
         Ronald J. Hoffman                              5,000
         Ronnie H. Meeks                                5,000
         Donald L. Brown                                5,000
         Clarence R. Smith                              5,000
         Lisa M. Bottoms                                2,500
         Roy Gray                                       2,500
         Jerry S. Higgins                               2,500
         Timothy B. Smith                               1,000
         Charles L. Cotterell                           5,000
         James K. Klyman-Mowczan                        5,000
                                                      -------
                  Total                               123,500
                                                      =======



         All of the shares of the Common Stock to be issued to the Participants described in this Paragraph 1(b) have been issued, pursuant to the Registration Statement filed in connection therewith on June 27, 1997. No further shares of the Common Stock are to be issued to such Participants hereunder.

                           (c) The Letter Agreement and the minutes containing
the resolutions of the Board of Directors of the Company granting the bonuses to the employees described herein constitute an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

                           (d) The general nature and purpose of the Plan is
allow for the payment of fees and bonuses due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after October 31, 1997 as the Securities called for in the Plan have been issued to the Participants, which date will not exceed December 31, 1997. It is not contemplated that the Plan will be subject to modification or extension.

                           (e) The Plan does not have any administrators.
However, the Participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

                           (f) The Plan is not subject to the Employee
Retirement Income Security Act of 1974. All of the Participants are employees, consultants or advisors who have provided provide bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

         2. SECURITIES TO BE OFFERED. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, without par value per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

         3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Only the Participants described above may participate in the Plan.

         4. PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

                           (a) Each Participant may participate in the Plan only
for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, no Participant shall have any further interest in the Plan. The only Securities to be purchased by a Participant are described herein or in a Participant's particular Letter Agreement. The purchase price per share of the Company's Securities for each of the Participants is as set forth above.

                           (b) Payment for the Securities to be purchased by any
of the Participants pursuant to the Plan will be the extinguishment of any further liability by the Company to any such Participant with respect to the obligations described herein.

                           (c) There will be no reports delivered to the
Participants as to the amounts and status of their accounts.

                           (d) The Securities will be issued to the
Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debts to the Participants as described herein.

         5. RESALE RESTRICTIONS. There will be no restrictions on the resale of the Securities by the Participants.

         6. TAX EFFECTS OF PLAN PARTICIPATION. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, the Participants will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

         7. INVESTMENT OF FUNDS. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets under the Plan.

         8. WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST. No Participant will be able to withdraw from, terminate, or assign its interest in the Plan.

         9. FORFEITURES AND PENALTIES. There is no event which could, under the Plan, result in a forfeiture by, or a penalty to, a Participant.

         10. CHARGES AND DEDUCTIONS, AND LIENS THEREFOR. There are no charges and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

         11. INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 131 Prosperous Place, Suite 17-A, Lexington, Kentucky 40509, telephone (606) 263-3948, and telecopier (606) 263-4228.

         12. INFORMATION CURRENTLY FURNISHED. Each Participant has been furnished with a copy of the Company's Form 10-K for the fiscal year ended December 31, 1996.

         13. INFORMATION TO BE FURNISHED IN THE FUTURE. The Company shall deliver to each Participant copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.

Attachment:

Exhibit "A" - The Letter Agreement

                          ALASKA APOLLO RESOURCES INC.
                               FORM S-8 PROSPECTUS
                                   EXHIBIT "A"
                                LETTER AGREEMENT

                               NORMAN T. REYNOLDS
                                 ATTORNEY AT LAW
                                    MEDIATOR
                         1001 FANNIN STREET, SUITE 3700
                             POST OFFICE BOX 131326
                            HOUSTON, TEXAS 77219-1326
                            TELEPHONE: (713) 754-6250
                           TELECOPIER: (713) 651-1132
                        E MAIL: 76125.722@COMPUSERVE.COM

                                  July 31, 1997

Mr. William S. Daugherty
Daugherty Petroleum, Inc.
131 Prosperous Place, Suite 17-A
Lexington, Kentucky 40509

         Re:  Invoices of Norman T. Reynolds and Form S-8 Registration Statement

Dear Bill:

         As we discussed, I agree to take shares of the common stock of Alaska Apollo Resources Inc. in payment of all fees and expenses currently due and owing to me, which total $72,345.91, and which will be registered pursuant to a Form S-8 Registration Statement. My fee covers all of the remaining work to be performed by me in connection with the filing of a S-4 Registration Statement with respect to the domestication of the Company to the State of Delaware and the filing of all documents in the State of Delaware. However, my fee does not include any filing fees or other expenses in connection with such S-4 Registration Statement or the activities in the State of Delaware on behalf of the Company. It is understood that the stock I will receive will be valued at $0.50 per share and, as a result, I will receive 144,692 shares. It is further understood that the Form S-8 Registration Statement will be filed immediately and that the shares of the stock will be issued immediately upon the effectiveness of the Registration Statement, and all other applicable laws and regulations. The shares of the stock will be held by Steve Carson, Esq. and delivered to me weekly in 10,000 share increments, except that upon the filing of any changes requested by the Securities and Exchange Commission with respect to the S-4 Registration Statement, 15,000 shares shall be delivered to me in addition to any other shares which may be then due to be delivered to me.

                                                 Very truly yours,

                                                 /s/ Norman T. Reynolds

                                                 Norman T. Reynolds

NTR/bwd